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                                                                     EXHIBIT 5.1

[FOLEY HOAG LLP LETTERHEAD]

                                                August 12, 2002

Progress Software Corporation
14 Oak Park
Bedford, MA 01730

Ladies and Gentlemen:

We have acted as counsel for Progress Software Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of up to an aggregate of 3,500,000 shares (the "Shares") of its common stock, $.01 par value ("Common Stock"), issuable, either under awards currently outstanding or under awards issuable subsequent to the date hereof, pursuant to the Progress Software Corporation 2002 Nonqualified Stock Plan (the "Plan").

In arriving at the opinions expressed below, we have examined and relied on the following documents:

(i)      the Registration Statement;

(ii)     the Plan;

(iii) the Restated Articles of Organization of the Company, as amended as of the date hereof;

(iv)     the By-Laws of the Company, as amended as of the date hereof; and

(v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

We express no opinion other than as to the laws of The Commonwealth of Massachusetts.


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Based upon the foregoing, we are of the opinion that the Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

                                            FOLEY HOAG LLP


                                            By /s/ Alexander H. Pyle
                                               ------------------------
                                               A Partner